UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) March 9, 2011
HAWKINS, INC.
(Exact name of registrant as specified in its charter)

Minnesota	0-7647	41-0771293
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3100 East Hennepin Avenue
Minneapolis, MN	55413
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code (612) 331-6910
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 11, 2011, we announced with heavy heart the death of John R. Hawkins, our Chief Executive Officer and Director. Mr. Hawkins passed away on March 9, 2011.
On March 11, 2011, our Board of Directors appointed Patrick H. Hawkins to serve as Chief Executive Officer and President, effective the same day, in accordance with our company’s existing succession plan.
Patrick H. Hawkins, age 39, was most recently appointed to serve as President in March 2010. He joined our company in 1992 and previously served as Business Director — Food and Pharmaceuticals from 2009 to 2010, Business Manager — Food and Co-Extrusion Products from 2007 to 2009 and Sales Representative — Food Ingredients from 2002 to 2007. He previously served our company in various other capacities, including Plant Manager, Quality Director and Technical Director. The Board of Directors did not make any changes to his compensatory arrangements in connection with his promotion and he has no family relationship with any member of our Board of Directors.
A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
     99.1 Press Release dated March 11, 2011.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAWKINS, INC.
Date: March 11, 2011	/s/ Richard G. Erstad
Richard G. Erstad
Vice President, General Counsel and Secretary

Exhibit Index

Exhibit	Description	Method of Filing
99.1	Press Release dated March 11, 2011	Filed Electronically